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                                                               EXHIBIT 21.1

                                                               STATE OR OTHER
                                                               JURISDICTION OF
                                                               INCORPORATION OR
SUBSIDIARY NAME                                                ORGANIZATION
---------------                                                ------------

2 Day Video, Inc.                                              Texas
2 Day Video, Inc. of Georgia                                   Georgia
Ardnasillagh Limited                                           United Kingdom
Atlantic Associates, Inc.                                      Delaware
Atlantic Home Video                                            Delaware
Big Planet Video, Inc.                                         New Hampshire
Blockbuster Airships, Inc.                                     Delaware
Blockbuster Amphitheater Corporation                           Delaware
Blockbuster Argentina S. A.                                    Argentina
Blockbuster Australia Pty Ltd.                                 Australia
Blockbuster BEI Taiwan Ltd.                                    Taiwan
Blockbuster Canada Co.                                         Nova Scotia
Blockbuster Canada Inc.                                        Delaware
Blockbuster Computer Systems Corporation                       Florida
Blockbuster de Mexico, S.A. de C.V.                            Mexico
Blockbuster Distribution, Inc.                                 Delaware
Blockbuster Entertainment Corporation                          Delaware
Blockbuster Entertainment (Ireland) Limited                    Ireland
Blockbuster Entertainment Limited                              United Kingdom
Blockbuster Holdings Ireland                                   Ireland
Blockbuster Hong Kong Limited                                  Hong Kong
Blockbuster International Spain Inc.                           Delaware
Blockbuster International (Taiwan) B.V.                        The Netherlands
Blockbuster Investments LLC                                    Delaware
Blockbuster Mid-America, Inc.                                  Delaware
Blockbuster On-Line Services, Inc.                             Delaware
Blockbuster Park Lands, Inc.                                   Florida
Blockbuster Park, Inc.                                         Delaware
Blockbuster SC Video Operating Corporation                     Delaware
Blockbuster Services Inc.                                      Delaware
Blockbuster Technology Holding Corporation                     Delaware
Blockbuster UK Limited                                         United Kingdom
Blockbuster Uruguay Ltda                                       Uruguay
Blockbuster Video Acquisition Corp.                            Delaware
Blockbuster Video Danmark A/S                                  Denmark
Blockbuster Video Espana, S.L.                                 Spain
Blockbuster Video International Corporation (Chile) Limitada   Chile
Blockbuster Video Italy, Inc.                                  Delaware
Blockbuster Video Superstores (Australia) Pty Ltd.             Australia
BS Hotel, Inc.                                                 Delaware
Charlotte Amphitheater Corporation                             Delaware
Cityvision Limited                                             United Kingdom
D.E.J. Productions Inc.                                        Delaware
Direcorp, S.A. de C.V.                                         Mexico
Entretenimiento de Baja California, S.A. de C.V.               Mexico
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Entretenimiento del Caribe, S.A. de C.V.                       Mexico
Family Entertainment Centers, Inc.                             Florida
FLC Holding Corp.                                              Florida
Grupo Video de Leon, S.A. de C.V.                              Mexico
Major Video Super Stores, Inc.                                 Nevada
Montgomery Acquisition, Inc.                                   Delaware
Operadora de Videos Dima, S.A. de C.V.                         Mexico
Sercorp, S.A. de C.V.                                          Mexico
Serle, S.A. de C.V.                                            Mexico
Seryuc, S.A. de C.V.                                           Mexico
Southeastern Home Video, Inc.                                  Delaware
T.V. Factory, Inc., The                                        New York
TS Video, Inc.                                                 Louisiana
UI Video Stores Inc.                                           Colorado
Video Store (Jersey) Limited                                   Channel Islands
Westside Amphitheater Corporation, The                         Arizona
Xtra-Vision Limited                                            Ireland